Exhibit 99.1

Wayne Gilmore Joins Bank of Florida – Southeast as President and Chief Executive Officer

NAPLES, Fla.--(BUSINESS WIRE)--Bank of Florida Corporation (Nasdaq:BOFL), a $1.4 billion-asset multi-bank holding company based in Naples, Florida, today announced that Wayne Gilmore has joined the company as President and Chief Executive Officer for Bank of Florida – Southeast. Founded in July, 2002, Bank of Florida – Southeast has grown to nearly $490 million in assets, and operates six financial centers in Broward, Miami-Dade and Palm Beach counties.

As President and Chief Executive Officer, Mr. Gilmore will be responsible for the overall management of the Southeast affiliate including balance sheet growth, profitability, and strategic planning. With nearly 25 years of financial experience, he joins the company from Bank of America where he most recently served as Sales Performance Banking Executive in Fort Lauderdale, Florida.

“Wayne has built a strong reputation in the business and civic community in South Florida, and we are pleased to welcome him to Bank of Florida,” said Michael L. McMullan, President and Chief Executive Officer for Bank of Florida Corp. “He combines a unique blend of commercial banking, corporate banking and wealth management experience which is ideally suited for our Southeast affiliate. With our strategically located downtown financial centers in Fort Lauderdale, Boca Raton and Coral Gables, we expect our treasury management and wealth management divisions to continue to grow.”

Mr. Gilmore earned a Bachelors Degree in Business Administration from the University of North Carolina - Charlotte. He completed the Stonier Graduate School of Banking held at the University of Delaware and an executive program at the Wharton School of Business held at the University of Pennsylvania. He holds the Series 7, 24, 66 and FINRA licenses.

For the past 12 months, John Chaperon has served in a dual role as Director of Risk Management for the holding company as well as President and Chief Executive Officer for Bank of Florida – Southeast. The addition of Mr. Gilmore will allow Mr. Chaperon to resume his full time position as Director of Risk Management for which he has over 40 years of financial industry experience. His responsibilities will continue to include oversight of credit, compliance, BSA/AML, loan operations, internal audits, and insurance for Bank of Florida Corporation.

Bank of Florida Corporation. (Nasdaq:BOFL) is a $1.4 billion-asset multi-bank holding Company headquartered in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company. Investor information may be found on the Company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the "Email Notification" section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corporation, Naples
Sara Dewberry, SVP, Director of Marketing, 239-254-2118